 Exhibit 99.1

NASDAQ:GFED

      www.gbankmo.com

For Immediate Release

For Immediate Release

NASDAQ:GFED

www.gbankmo.com

Contacts:	Shaun A. Burke, President and CEO or Carter M. Peters, CFO
1341 W. Battlefield
Springfield, MO 65807
417-520-4333

Guaranty Federal Bancshares, Inc. Announces The retirement OF chief lending officer H. Michael Mattson

SPRINGFIELD, MO – (March 18, 2016) – Guaranty Federal Bancshares, Inc., (NASDAQ:GFED), the holding company (the “Company”) for Guaranty Bank (the “Bank”), today announced that H. Michael Mattson, Executive Vice President and Chief Lending Officer of the Bank, has advised the Company and the Bank that he will be retiring effective June 30, 2016.

Shaun A. Burke, President and Chief Executive Officer of the Company and the Bank commented "on behalf of our Board and all of his fellow employees, I would like to thank Mike for his hard work and leadership over the last 10 years. Mike saw Guaranty through an enormously challenging economic environment, and helped to build a lending infrastructure that will permit us to continue to responsibly grow our business. I am personally and professionally grateful to Mike for his dedication. He has been an accomplished lender for 37 years and I wish him and his family all the best in retirement."

Mattson is a board member of Ozarks Food Harvest and has served as past president and a finance committee member. He is a member of the Springfield Area Chamber of Commerce and has served on its board nominating committee and venture capital committee. He is a member of the Leadership Springfield Class of XI, a graduate of Rockhurst University, and a graduate of the South Baton Rouge, La. Graduate School of Banking.

The Company is actively seeking an experienced Chief Lending Officer candidate to replace Mattson.

About Guaranty Federal Bancshares, Inc.

Guaranty Federal Bancshares, Inc. (NASDAQ:GFED) has a subsidiary corporation offering full banking services. The principal subsidiary, Guaranty Bank, is headquartered in Springfield, Missouri, and has nine full-service branches in Greene and Christian Counties and a Loan Production Office in Webster County. Guaranty Bank is a member of the MoneyPass and TransFund ATM networks which provide its customers surcharge free access to over 24,000 ATMs nationwide. For more information visit the Guaranty Bank website: www.gbankmo.com.

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the SEC, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “believes,” “expects,” and similar expressions are intended to identify such forward-looking statements but are not the exclusive means of identifying such statements.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company’s control). The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:

● the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

● the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve, inflation, interest rates, market and monetary fluctuations;

● the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

● the willingness of users to substitute competitors’ products and services for our products and services;

● our success in gaining regulatory approval of our products and services, when required;

● the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance);

● technological changes;

● the ability to successfully manage and integrate any future acquisitions if and when our board of directors and management conclude any such acquisitions are appropriate;

● changes in consumer spending and saving habits;

● our success at managing the risks resulting from these factors; and

● other factors set forth in reports and other documents filed by the Company with the SEC from time to time.